Exhibit 99.1

                            NEWS FROM OVERHILL FARMS, INC.

For Immediate Release

Overhill Signs Memorandum of Understanding Regarding

Settlement of Nevada and California Merger Litigation

Los Angeles, CA– July 24, 2013 –Overhill Farms, Inc. (NYSE MKT: OFI) today announced that it has entered into a memorandum of understanding with plaintiffs’ counsel in the Nevada and California putative stockholder class action lawsuits described in Overhill’s definitive proxy statement, dated July 1, 2013 (the “Proxy Statement”), in connection with Overhill’s proposed merger with a subsidiary of Bellisio Foods, Inc. (the “Merger”).

The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement with respect to the Nevada and California actions. The stipulation of settlement will be subject to customary conditions, including court approval. Pursuant to the memorandum of understanding, Overhill will file with the U.S. Securities and Exchange Commission (“SEC”) a current report on Form 8-K that will contain disclosures that supplement the definitive proxy statement.

As previously announced, Overhill has entered into a definitive merger agreement for Bellisio Foods, Inc. to acquire Overhill in a merger transaction valued at approximately $80.9 million.

ABOUT THE PROPOSED MERGER WITH BELLISIO

In connection with the proposed Merger, Overhill has filed with the SEC and has furnished to Overhill’s stockholders the Proxy Statement. Overhill also has filed and plans to file other relevant documents with the SEC regarding the proposed Merger, including the Form 8-K referred to above. BEFORE MAKING ANY VOTING DECISION, OVERHILL’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

A copy of the Proxy Statement and other relevant documents filed by Overhill with the SEC may be obtained at the SEC’s website at www.sec.gov, or by contacting Overhill’s corporate secretary at (323) 582-9977 x3120 or ir@overhillfarms.com.

Overhill and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders of Overhill in respect of the proposed Merger. Information regarding the directors and executive officers of Overhill can be found in Overhill’s 2012 Annual Report on Form 10-K filed with the

SEC on December 18, 2012. Additional information regarding these individuals and other persons who may be deemed to be participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are included in the Proxy Statement.

ABOUT OVERHILL

Overhill Farms, Inc. (www.OverhillFarms.com) is a value-added supplier of custom high quality prepared frozen foods for branded retail, private label and foodservice customers. Its product line includes entrées, plated meals, bulk-packed meal components, pastas, soups, sauces, poultry, meat and fish specialties, as well as organic and vegetarian offerings. Overhill’s capabilities give its customers a one-stop solution for new product development, precise replication of existing recipes, product manufacturing and packaging. Its customers include prominent nationally recognized names such as Panda Restaurant Group, Inc., Jenny Craig, Inc., Safeway Inc., Target Corporation, Pinnacle Foods Group LLC, and American Airlines, Inc. Overhill also sells frozen foods under the Boston Market brand, under exclusive license with Boston Market Corporation.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements relating to the expected settlement of the litigation described above. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to: the risk that the parties will fail to enter into a stipulation of settlement; the risk that the settlement will not receive court approval; and other factors, which are detailed from time to time in Overhill’s SEC reports, including its report on Form 10-K for the year ended September 30, 2012, any subsequently filed quarterly and current reports on Forms 10-Q and 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Overhill undertakes no obligation to release publicly the result of any revisions to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #

For Overhill Farms:

James Rudis, Chairman, President and CEO

Overhill Farms, Inc.

323-582-9977

Alexander Auerbach

Auerbach & Co. Public Relations

800-871-2583

auerbach@aapr.com